Exhibit 24

POWER OF ATTORNEY

Each director and executive officer of Camco Financial Corporation (the “Company”) whose signature appears below hereby constitutes and appoints James E. Huston and John E. Kirksey, and each of them, with full power to act without the others, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing), to sign and to cause to be filed with the Securities and Exchange Commission the Company’s Registration Statement on Form S-1 (the “Registration Statement”) to register under the Securities Act of 1933, as amended, common stock underlying subscription rights to purchase shares of common stock, and any and all amendments (including post-effective amendments) to the Registration Statement, including any and all exhibits and other documents required to be included with the Registration Statement and any amendments thereto, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument to be effective as of July 1, 2011.

Signature	Title

/s/ Andrew S. Dix Andrew S. Dix	Director

/s/ James D. Douglas James D. Douglas	Director

/s/ Terry A. Feick Terry A. Feick	Director

/s/ Edward D. Goodyear Edward D. Goodyear	Director

/s/ James E. Huston James E. Huston	Chairman, President, Chief Executive Officer (Principal Executive Officer)

/s/ John E. Kirksey John E. Kirksey	Senior Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer)

/s/ Carson K. Miller Carson K. Miller	Director

/s/ Kristina K. Tipton Kristina K. Tipton	Corporate Controller (Principal Accounting Officer)

/s/ Jeffrey T. Tucker Jeffrey T. Tucker	Lead Director

/s/ J. Timothy Young J. Timothy Young	Director